UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 9, 2011

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2, 4 and 6 through 9 are not applicable and are therefore omitted.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On August 12, 2011, Urologix, Inc. (the “Company”) received a letter from The NASDAQ Stock Market stating that the bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Listing Rule 5550(a)(2) requiring a minimum bid price of $1.00 per share.

Under the Listing Rules, the Company has 180 days, or until February 8, 2012, to regain compliance with the minimum bid price requirement for continued listing. In order to achieve compliance with the bid price requirement, the Company’s common stock must maintain a closing $1.00 bid price for a minimum of 10 consecutive business days during the compliance period.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2011 Incentive Program Payouts

On August 9, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of the Company recommended and the Board of Directors approved payouts under the cash incentive program for fiscal year 2011 that was adopted on August 19, 2010 (the “2011 Incentive Plan”) to Stryker Warren, Jr., the Company’s Chief Executive Officer; Gregory J. Fluet, the Company’s Chief Operating Officer; Brian J. Smrdel, the Company’s Chief Financial Officer; and Ralph P. Cardinal, the Company’s Vice President, Research & Development (collectively, the “Executives”). Lisa Ackermann, who was appointed as the Company’s Vice President, Sales and Marketing on June 16, 2011, was not eligible to participate in the 2011 Incentive Program.

The performance goals under the 2011 Incentive Plan consisted of the Company’s revenue for fiscal year 2011, its cash balance at the end of fiscal year 2011, and strategic goals for fiscal year 2011. For each of the Executives, the measures were weighted 60% to the revenue goal, 20% to the cash balance goal and 20% to one or more strategic goals. The Committee also established minimum, target and maximum performance goals relating to revenue in fiscal year 2011, target and maximum goals relating to cash balance at the end of fiscal year 2011, and approved two strategic goals. The two strategic goals were each weighted equally at 10% of the aggregate bonus potential under the 2011 Incentive Plan.

The Company’s revenue for fiscal year 2011 did not meet the minimum amount set by the Committee and the Company’s cash balance at the end of fiscal year 2011 also did not meet the minimum amount set by the Committee. Accordingly, no bonus was payable with respect to these two performance goals. The Company achieved one of the two strategic goals established by the Committee. Therefore, under the 2011 Program, the Executives will receive the following amounts: Mr. Fluet, $4,725; Mr. Smrdel, $4,050; and Mr. Cardinal, $5,400. The Committee exercised its discretion, upon the recommendation of Mr. Warren, to reduce Mr. Warren’s bonus amount to zero. Mr. Warren would have earned a bonus of $10,880.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Stryker Warren, Jr.
Stryker Warren, Jr. Chief Executive Officer

Date: August 12, 2011